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                               STOCK PURCHASE AGREEMENT



                                     BY AND AMONG


                                 PREMIER PARKS INC.,

                              STUART AMUSEMENT COMPANY,

                        THE CARROLL FAMILY LIMITED PARTNERSHIP

                                         AND

                                EDWARD J. CARROLL, JR.



                                   DECEMBER 4, 1996

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                                  TABLE OF CONTENTS
                                  -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I   SALE AND PURCHASE; CLOSING........................................1
    SECTION 1.1    Purchase and Sale of Shares................................1
    SECTION 1.2    Purchase Price.............................................1
    SECTION 1.3    Closing....................................................3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
    AND SELLERS...............................................................3
    SECTION 2.1    Status of the Shares.......................................3
    SECTION 2.2    Title to the Shares........................................4
    SECTION 2.3    Authority Relative to this Agreement.......................4
    SECTION 2.4    No Conflicts; Consents.....................................4
    SECTION 2.5    Corporate Existence and Power..............................4
    SECTION 2.6    Charter Documents and Corporate Records....................5
    SECTION 2.7    Financial Information......................................5
    SECTION 2.8    Liabilities................................................6
    SECTION 2.9    Company Receivables........................................6
    SECTION 2.10   Inventories................................................6
    SECTION 2.11   Absence of Certain Changes.................................6
    SECTION 2.12   Properties.................................................7
    SECTION 2.13   Contracts..................................................8
    SECTION 2.14   Intangible Property........................................9
    SECTION 2.15   Claims and Proceedings.....................................9
    SECTION 2.16   Taxes......................................................9
    SECTION 2.17   Employee Benefits Plans...................................12
    SECTION 2.18   Employee-Related Matters..................................13
    SECTION 2.19   Insurance.................................................14
    SECTION 2.20   Compliance with Laws......................................15
    SECTION 2.21   Permits...................................................15
    SECTION 2.22   Environmental Matters.....................................15
    SECTION 2.23   Finders; Fees.............................................16
    SECTION 2.24   Depositaries; Powers of Attorney, etc.....................16
    SECTION 2.25   Transaction Shares........................................16
    SECTION 2.26   Disclosure................................................16


ARTICLE III REPRESENTATIONS AND WARRANTIES OF
            BUYER...........................17
    SECTION 3.1    Authority Relative to this Agreement......................17
    SECTION 3.2    No Conflicts; Consents....................................17
    SECTION 3.3    Corporate Existence and Power.............................17
    SECTION 3.4    Finders; Fees.............................................18
    SECTION 3.5    Buyer Reports.............................................18

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    SECTION 3.6    Transaction Shares........................................18
    SECTION 3.7    Financing.................................................18

ARTICLE IV   COVENANTS AND AGREEMENTS........................................18
    SECTION 4.1    Conduct of Business of Company............................18
    SECTION 4.2    Corporate Examinations and Investigations.................19
    SECTION 4.3    Additional Financial Statements...........................20
    SECTION 4.4    Filings and Authorizations................................20
    SECTION 4.5    Efforts to Consummate.....................................20
    SECTION 4.6    Negotiations With Others..................................20
    SECTION 4.7    Notices of Certain Events.................................21
    SECTION 4.8    Public Announcements......................................21
    SECTION 4.9    Expenses. ................................................21
    SECTION 4.10   Tax Matters...............................................21
    SECTION 4.11   Certain Renewals..........................................23
    SECTION 4.12   Covenant Not-to-Compete...................................23
    SECTION 4.13   Buyer Filings.............................................24
    SECTION 4.14   No Section 338 Election...................................24
    SECTION 4.15   Transfer and Discharge....................................24

ARTICLE V   CONDITIONS TO CLOSING............................................25
    SECTION 5.1    Conditions to the Obligations of the Parties..............25
    SECTION 5.2    Conditions to the Obligations of Sellers..................25
    SECTION 5.3    Conditions to the Obligations of Buyer....................26

ARTICLE VI  INDEMNIFICATION..................................................29
    SECTION 6.1    Survival of Representations and Warranties................29
    SECTION 6.2    Obligation of Sellers to Indemnify........................30
    SECTION 6.3    Obligation of Buyer to Indemnify..........................30
    SECTION 6.4    Notice and Opportunity to Defend Third Party Claims.......30
    SECTION 6.5    Limits on Indemnification.................................31
    SECTION 6.6    Adjustment................................................32
    SECTION 6.7    Exclusive Remedy..........................................32

ARTICLE VII SPECIFIC PERFORMANCE; TERMINATION................................32
    SECTION 7.1    Specific Performance......................................32
    SECTION 7.2    Termination...............................................32
    SECTION 7.3    Effect of Termination; Right to Proceed...................33

ARTICLE VIII       MISCELLANEOUS.............................................34
    SECTION 8.1    Notices...................................................34
    SECTION 8.2    Entire Agreement..........................................35
    SECTION 8.3    Waivers and Amendments; NonContractual Remedies;
                   Preservation of Remedies..................................35
    SECTION 8.4    Governing Law.............................................35

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    SECTION 8.5    Binding Effect; No Assignment.............................35
    SECTION 8.6    Exhibits..................................................36
    SECTION 8.7    Severability..............................................36
    SECTION 8.8    Counterparts..............................................36
    SECTION 8.9    Third Parties.............................................36
    SECTION 8.10   Further Assurances........................................36

ARTICLE IX  DEFINITIONS......................................................36
    SECTION 9.1    Definitions...............................................36
    SECTION 9.2    Interpretation............................................43


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                               STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of December 4, 1996, by and among Premier Parks Inc., a Delaware corporation ("BUYER"), Stuart Amusement Company, a Massachusetts corporation (the "COMPANY"), Edward J. Carroll, Jr. ("CARROLL") and The Carroll Family Limited Partnership, a Massachusetts limited partnership (the "PARTNERSHIP") (Carroll and the Partnership are sometimes hereinafter referred to as the "SELLERS" and individually as a "SELLER").


                                 W I T N E S S E T H:


         WHEREAS, each Seller owns (beneficially and of record) the number of shares of Class A Common Stock, without par value (the "CLASS A STOCK") and Class B Common Stock, without par value (the "CLASS B STOCK" and together with the Class A Stock, the "COMMON STOCK"), set forth on EXHIBIT A next to the name of such Seller under the caption "Total Number of Shares" (collectively, the "SHARES"), which Shares, together with the Company's issued and outstanding shares of preferred stock (the "PREFERRED STOCK"), constitute all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, each Seller desires to sell and Buyer desires to purchase all of the Shares owned by such Seller on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                      ARTICLE I
                              SALE AND PURCHASE; CLOSING

         SECTION 1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from each Seller, the Shares of such Seller.

         SECTION 1.2 PURCHASE PRICE. (a) Subject to any adjustment provided for herein, the aggregate purchase price for the Shares shall be Twenty-Two Million, One Hundred Fifty Thousand Dollars ($22,150,000) (as so adjusted, the "PURCHASE PRICE").

               (b) On the date hereof, Buyer, Sellers and Gary E. Martinelli & Associates, P.C., as deposit agent (the "DEPOSIT AGENT"), have entered into a deposit agreement (the "DEPOSIT AGREEMENT") substantially in the form of EXHIBIT 1.2(B) hereto, dated such date, pursuant to which Buyer has deposited One Million Dollars ($1,000,000) (the "DEPOSIT") with the Deposit Agent in accordance with the Deposit Agreement. At the

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Closing, the Deposit Agent shall deliver to Buyer immediately available funds in an amount equal to the Deposit, plus accrued interest, if any, thereon.

              (c) On or prior to the Closing Date (as hereinafter defined), Buyer, Sellers and an escrow agent selected by Buyer and Sellers ("ESCROW AGENT") will execute and deliver an escrow agreement ("ESCROW AGREEMENT") substantially in the form of EXHIBIT 1.2(C) hereto pursuant to which Buyer will deliver to Escrow Agent an amount (the "ESCROW FUNDS") out of the Purchase Price equal to $1,000,000 (the "INDEMNIFICATION FUNDS"), which amount will provide a fund for a period of 18 months following the Closing for the payment of any Losses for which Buyer may be entitled to indemnification as and to the extent provided in Article VI.

              (d)  The Purchase Price is payable as follows:

             (i) at the Closing, Buyer shall pay to the holders of the Preferred Stock the amount required to redeem or otherwise retire in full all such Preferred Stock as of the Closing Date (the "PREFERRED STOCK PAYMENT");

             (ii) at the Closing, Buyer shall pay to First National Bank of Boston, the holder of the Term Note, the amount required to satisfy and discharge the Term Note as of the Closing Date (the "TERM NOTE PAYMENT");

             (iii) at the Closing, Buyer shall pay to First National Bank of Boston the amount required to satisfy and discharge all obligations of the Company and its Subsidiaries under the Revolving Credit Facility as of the Closing Date (the "REVOLVING CREDIT PAYMENT");

             (iv) at the Closing, Buyer shall either repay, assume or discharge the other Liabilities of the Company and its Subsidiaries listed on
EXHIBIT 1.2(D) hereof at the amounts specified therein (the "LIABILITY PAYMENT," and collectively with the Preferred Stock Payment, the Term Note Payment and the Revolving Credit Payment, the "CLOSING PAYMENTS");

             (v) at the Closing, Buyer shall deliver the Escrow Funds to the Escrow Agent; and

             (vi) at the Closing, Buyer will deliver to Sellers an amount (the "NET PROCEEDS") (in immediately available funds and by delivery of shares of Buyer Stock as provided in Section 1.2(e)) equal to the Purchase Price MINUS the sum of the amounts paid by Buyer pursuant to clauses (i)-(v), inclusive.

         (e) At the Closing, Buyer will deliver to the Sellers, in satisfaction and payment of One Million Dollars ($1,000,000) of the Net Proceeds payable to such Sellers, shares of Buyer Stock (the "TRANSACTION SHARES"). For purposes hereof, the Transaction Shares will be valued at the Average Closing Price. No fractional shares of Buyer Stock will be issued pursuant to this
Section 1.2, and the number of Transaction Shares issuable to each Seller shall be rounded down to the nearest number of whole shares

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of Buyer Stock.  The parties acknowledge and agree that the Transaction Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") provided in
Section 4(2) thereof and constitute restricted securities within the meaning of the Securities Act. Neither Seller may transfer the Transaction Shares absent compliance with the provisions of the Securities Act and applicable state securities laws and all stock certificates evidencing the Transaction Shares shall bear a legend to such effect. At the Closing, Buyer and Sellers shall enter into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") substantially in the form of EXHIBIT 1.2(E) hereto. The Registration Rights Agreement will provide that Buyer will file a registration statement on Form S-3 (the "REGISTRATION STATEMENT") relating to the Transaction Shares no later than five business days following the Closing Date, will pay all costs in respect thereto (other than fees and expenses of counsel to Sellers and discounts, fees or commissions upon resale of the Transaction Shares) and will use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable following the filing thereof.

    SECTION 1.3 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of Gary E. Martinelli & Associates, P.C., 1500 Main Street, Springfield, Massachusetts 01115 on January 31, 1997, or if on such date the conditions specified in
Article V shall not have been satisfied or waived (other than conditions requiring the delivery of Purchase Price, certificates representing the Shares or closing certificates and other instruments and documents referred to in
Section 5.2(f) or 5.3(l)), a date selected by Buyer not later than the fifth business day following such satisfaction or waiver (the "CLOSING DATE").


                                      ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

    Each Seller and the Company, jointly and severally, represent and warrant to Buyer that:

    SECTION 2.1 STATUS OF THE SHARES. The authorized and outstanding shares of Class A Stock and Class B Stock (which, together with the shares of Preferred Stock, are the only classes of capital stock of the Company outstanding) is as set forth on SCHEDULE 2.1. Other than the Shares (and the shares of Preferred Stock to be redeemed by the Company on or immediately prior to the Closing), at the Closing, the Company will not have outstanding any rights, warrants or options to acquire securities of the Company or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person will have any right to acquire any securities of the Company. All of the Shares have been duly authorized and duly and validly issued and are fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or other contractual or legal restrictions of any kind.

    SECTION 2.2 TITLE TO THE SHARES. Each Seller owns and holds good and marketable title to its Shares free and clear of any Lien of any kind. Upon consummation of

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the Contemplated Transactions (as hereinafter defined) in accordance herewith,
Buyer will own all of the issued and outstanding shares of capital stock of the Company.

    SECTION 2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company and each Seller have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which the Company and such Seller is a party have been duly and validly authorized by the Company or such Seller and no other proceedings on the part of the Company or such Seller (or any other person) are necessary to authorize the execution and delivery by the Company or such Seller of this Agreement or the consummation of the Contemplated Transactions to which the Company or each Seller is a party. This Agreement and the other Transaction Documents to which the Company or such Seller is a party have been duly and validly executed and delivered by the Company or such Seller, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of the Company and such Seller enforceable against the Company and such Seller in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

    SECTION 2.4 NO CONFLICTS; CONSENTS. The execution, delivery and performance by the Company and each Seller of this Agreement and each other Transaction Document to which it is a party, the consummation of the Contemplated Transactions to which the Company or each Seller is a party or the contemplated change of control of the stock ownership of the Company, will not
(i) violate any provision of the Limited Partnership Agreement (or the certificate of incorporation or by-laws or comparable instruments) of the Partnership, the Company or any Subsidiary; (ii) require Sellers, the Company or any Subsidiary to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except for compliance with the HSR Act and except as set forth on
SCHEDULE 2.4 (the "SELLERS REQUIRED CONSENTS"); (iii) if Sellers Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on SCHEDULE 2.13 to which any Seller, the Company or any Subsidiary is a party or by which any of them or any of their Assets may be bound or subject, or result in the creation of any Lien upon the Shares or upon any of the Assets of the Company or any Subsidiary pursuant to the terms of any such Contract;
(iv) if Sellers Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, any Seller, the Company or any Subsidiary or upon their respective Assets or the Business; or
(v) if Sellers Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

    SECTION 2.5 CORPORATE EXISTENCE AND POWER. (a) Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good

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standing under the laws of its jurisdiction of incorporation, and has all requisite powers and all material Permits required to carry on the Business as now conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. SCHEDULE 2.5 sets forth the name of each Subsidiary, its jurisdiction of incorporation or other organization, each jurisdiction in which it is duly qualified to do business as a foreign corporation, the authorized capital stock or other ownership interests of, and the securities issued by, each Subsidiary. Except for the Subsidiaries set forth on SCHEDULE 2.5, the Company does not directly or indirectly own any interest or investment in any other person.

         (b) All of the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All of the outstanding capital stock or other ownership interests of each Subsidiary is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind. No Subsidiary has outstanding any rights, warrants or options to acquire securities of such Subsidiary or any convertible or exchangeable securities and no person has any right to acquire any securities of such Subsidiary.

    SECTION 2.6 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Company and Sellers have heretofore delivered to Buyer true and complete copies of the articles of organization, by-laws and minute books, or comparable instruments, of the Company and each of the Subsidiaries as in effect on the date hereof. The stock and transfer books of the Company and each of the Subsidiaries have been made available to Buyer for its inspection and are true and complete.

    SECTION 2.7 FINANCIAL INFORMATION. (a) The Company and Sellers have previously furnished to Buyer true and complete copies of (i) the Company's consolidated financial statements at and for the twelve-month periods ended September 30, 1995, 1994 and 1993 (the "ANNUAL STATEMENTS"), (ii) the Company's unaudited consolidated financial statements at and for the twelve months ended September 30, 1996 (the "INTERIM STATEMENTS"), and (iii) all management letters, management representation letters and attorney audit response letters issued in connection with the Company's consolidated financial statements for each of the three years ended September 30, 1995. The Annual Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by KPMG Peat Marwick LLP ("KPMG") (without qualification in the report thereof). Each delivered financial statement presents fairly the consolidated financial position of the Company and its Subsidiaries as of its date, and its consolidated earnings, changes in stockholders' equity and cash flow for the periods then ended. Each delivered balance sheet fully sets forth all consolidated Assets and Liabilities of the Company and its Subsidiaries existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of consolidated income and expense of the Company and its Subsidiaries which should appear therein under GAAP.

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         (b) SCHEDULE 2.7 accurately sets forth the attendance (by month)
at the Riverside Amusement Park (the "PARK") included in the Business during 1994, 1995 and 1996.

         (c) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company and each Subsidiary have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

    SECTION 2.8 LIABILITIES. Except as and to the extent reflected in the audited consolidated balance sheet of the Company and its Subsidiaries ("the LATEST BALANCE SHEET") at September 30, 1995 ("the LATEST BALANCE SHEET DATE") referred to in Section 2.7, the Company and its Subsidiaries did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described in SCHEDULE 2.8 hereto, neither the Company nor any Subsidiary has incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) Liabilities in respect of borrowings under the Revolving Credit Facility, (iii) Liabilities reflected on any balance sheet included in the Interim Statements, (iv) Liabilities or obligations of continued performance under Contracts and other commitments entered into in the ordinary course of the Business, and (v) Liabilities incurred since the date of the Interim Statements in the ordinary course of business and consistent with past practices. As of the Closing Date, there will exist no Company Debt, other than the Company Debt to be paid by Buyer pursuant to Section 1.2(d)(ii)-(iii).

    SECTION 2.9 COMPANY RECEIVABLES. Except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet or as set forth in SCHEDULE 2.9, all the Receivables of the Company and each Subsidiary reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables as have been collected since such date) are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. Other than returns of unused admission tickets for credit to customer accounts, the Receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind. Except for Receivables or as set forth in
SCHEDULE 2.9, neither the Company nor any Subsidiary has made any loan or advance to any person.

    SECTION 2.10 INVENTORIES. SCHEDULE 2.10 sets forth a true and complete list of Inventory by category as of September 30, 1996. No representation or warranty is being made as to the merchantability or fitness for a particular use with respect to the Inventory.

    SECTION 2.11 ABSENCE OF CERTAIN CHANGES. (a) Since the Latest Balance Sheet Date, except as set forth in this Agreement or disclosed in SCHEDULE 2.11 or reflected in the Interim Statements, each of the Company and the Subsidiaries has conducted the Business in the ordinary course consistent with past practices and there has not been:

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            (i)    Any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

            (ii) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice);

            (iii) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, other than regularly scheduled dividend payments on the Preferred Stock;

            (iv) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Assets of the Company or any Subsidiary to the extent material to the Company or such Subsidiary;

            (v) Any change in any method of accounting or accounting practice by the Company or any of the Subsidiaries;

            (vi) Any increase in the compensation payable or to become payable to any officer, stockholder, director, consultant, agent or full-time employee of the Company or any Subsidiary, or any alteration in the benefits payable to any thereof;

            (vii) Any material adverse change in the relationships of the Company and its Subsidiaries with its customers, suppliers and vendors;

            (viii) Except for any changes made in the ordinary course of Business, any material change in any of the Company's or any Subsidiary's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies; or

            (ix) Except in the ordinary course of the Business or as disclosed in SCHEDULE 2.11, consistent with past practice, any payment, directly or indirectly, of any Liability before the same became due in accordance with its terms.

         (b) Except as set forth on SCHEDULE 2.11, neither the Company nor any Subsidiary has any Liability that is past due on the date hereof.

    SECTION 2.12  PROPERTIES. (a)  SCHEDULE 2.12A sets forth a complete list and description of all real property owned or leased by the Company and its Subsidiaries (the "REAL PROPERTY"). The Company and its Subsidiaries has good, marketable and insurable fee simple (or leasehold) title to the Real Property, free and clear of all Liens and other title defects of any nature whatsoever, except real estate Taxes (general and specific) not yet due and payable, restrictions imposed by zoning ordinances, Liens with respect to Company Debt to be paid by Buyer at Closing hereunder, or as disclosed on SCHEDULE 2.12A (collectively, the "PERMITTED LIENS"). SCHEDULE 2.12A also sets forth with respect to such Real Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by the Company, any Subsidiary or any Seller, copies of which have been provided to Buyer. To the best of Sellers' knowledge, except as set forth in SCHEDULE 2.12A, all structures and buildings of the Business do not contain any structural or other material defects that could interfere in any material respect with the operation of the Business and are located within applicable boundary lines. To the best of Sellers' knowledge, the Business is not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit
in respect of such Real Property, structures and buildings.   Except as
disclosed on SCHEDULE 2.12A, no person, other than the Company or any Subsidiaries, has any right to occupy or possess any of the Real Property or any such structures or buildings.

         (b) The Company and its Subsidiaries have good and marketable title to (or valid leasehold interest in) all personal property used in the Business, free and clear of all Liens except as disclosed in SCHEDULE 2.12B. To the best of Sellers' knowledge, the machinery, equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted.
SCHEDULE 2.12B contains a list and description of all (i) equipment and (ii) other tangible personal property of the Company or any Subsidiary with a book value (before depreciation) of $10,000 or more. Prior to the Closing, the Company shall acquire good and marketable title to all personal property used in the Business that, on the date hereof, is leased by the Company from Affiliates of the Company or any Seller.

    SECTION 2.13 CONTRACTS. (a) SCHEDULE 2.13 sets forth an accurate and complete list of all Contracts to which the Company or any Subsidiary is a party or by which it or its Assets are bound or subject, except only for those with persons who are not Affiliates of either the Company or any Seller relating solely to the purchase or sale of property or services by the Company or such Subsidiary in the ordinary course of the Business which (i) require the Company or such Subsidiary to make or receive payments not in excess of $40,000 and (ii) have a remaining term of less than twelve months on the date of this Agreement or are terminable by the Company or such Subsidiary without penalty during such period. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to Buyer.

         (b) All Contracts listed on SCHEDULE 2.13 are valid, subsisting, in full force and effect and binding upon the Company or any Subsidiary, as the case may be, and, to the knowledge of the Company or Sellers, the other parties thereto in accordance with their terms. Except as set forth in SCHEDULE 2.13, each of the Company and the Subsidiaries is not in default (or alleged default) under any such Contract in any material respect, nor, to the knowledge of the Company or Sellers, is any other party thereto in default thereunder in any material respect, nor does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. To the knowledge of the Company or Sellers, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, neither the Company nor any Subsidiary has waived any material right under any such Contract, materially amended or extended beyond December 31, 1996 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

    SECTION 2.14 INTANGIBLE PROPERTY. SCHEDULE 2.14 sets forth all trademarks, registered copyrights, service marks and trade names owned or used by the Company or any of the Subsidiaries, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Company or any of the Subsidiaries relating to any of the foregoing, and there are no other trademarks, copyrights, service marks and trade names that are material to the Business (the "INTELLECTUAL PROPERTY RIGHTS"). The Contemplated Transactions will not adversely affect the right, title and interest of the Company or any Subsidiary in and to the Intellectual Property Rights. To Sellers' best knowledge, the Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties.

    SECTION 2.15  CLAIMS AND PROCEEDINGS.  Except as set forth on SCHEDULE
2.15, there are no outstanding Orders of any Governmental Body against or involving the Company, any of the Subsidiaries or the Business. Except as set forth on SCHEDULE 2.15, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened on the date hereof, against or involving the Company, any of the Subsidiaries or any of their respective Assets or the Business. SCHEDULE 2.15 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on SCHEDULE 2.15, to the knowledge of the Company or Sellers, on the date hereof, there is no fact, event or circumstances that would give rise to any
uninsured Claim.   All notices required to have been given to any insurance
company listed as insuring against any Claim set forth on SCHEDULE 2.15 have been timely and duly given and, except as set forth on SCHEDULE 2.15, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of the Company or Sellers, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or any of the Subsidiaries or the heirs, executors or administrators of such director or officer, against the Company or any of the Subsidiaries.

    SECTION 2.16  TAXES. (a)  Except as set forth in SCHEDULE 2.16:

            (i) the Company and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them for all taxable periods ending on or before the Closing Date and all such Tax Returns are true, correct and complete;

            (ii) the Company and its Subsidiaries have paid or, if payment is not yet due, will, on or before the Closing Date, pay to the appropriate Tax Authority or have established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Interim Statements for the payment of, all Taxes of the Company and its Subsidiaries for all taxable periods ending on or before the Closing Date;

            (iii) no extension of time has been requested or granted for the Company or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and neither the Company nor its Subsidiaries have granted a power of attorney that remains outstanding with regard to any Tax matter;

            (iv) neither the Company nor any of its Subsidiaries has received notice of a determination by a Tax authority that Taxes are owed by the Company or any of its Subsidiaries (such determination to be referred to as a "TAX DEFICIENCY") and, to the knowledge of the Company or Sellers, no Tax Deficiency is proposed or threatened;

            (v) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

            (vi) there are no Tax Liens on or pending against the Company, its Subsidiaries or any of their properties;

            (vii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

            (viii) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "TAX AUDIT") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

            (ix) there are no pending or, to the knowledge of the Company or Sellers, threatened Tax Audits of the Company or any of its Subsidiaries;

            (x) neither the Company nor any Subsidiary has ever been required to include in income any adjustment pursuant to section 481 of the Code or pursuant to a closing agreement as defined in section 7121 of the Code and no Tax Authority has ever made or proposed any such adjustment;

            (xi) neither the Company nor any Subsidiary owns any property that is tax-exempt use property within the meaning of section 168(b) of the Code or that is described in section 168(f)(8) of the Internal Revenue Code as in effect prior to its amendment by the Tax Reform Act of 1986;

            (xii) neither the Company nor any Subsidiary is a party to any arrangement to which section 280G of the Code could under any circumstances apply;

            (xiii) neither the Company nor any Subsidiary has filed a consent pursuant to section 341(f) of the Code or agreed for section 341(f)(2) to apply to the disposition of any asset;

            (xiv) neither the Company nor any Subsidiary is now or has ever been (a) an includable member of an "affiliated group" within the meaning of section

1504(a) of the Code other than an affiliated group consisting only of the Company and one or more of its current Subsidiaries, (b) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of the Company and one or more of its Subsidiaries, (c) a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or tax losses of any other individual or entity, (d) a personal holding company as defined in section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a partnership, trust, regulated investment company as defined in section 851 of the Code, real estate investment trust as defined in section 856 of the Code or foreign personal holding company as defined in section 552(a) of the Code, (f) a United States shareholder as defined in section 951(b) of the Code of a controlled foreign corporation as defined in section 957 of the Code or (g) a United States real property holding company within the meaning of section 897(c)(2) of the Code;

            (xv) neither the Company nor any of the Subsidiaries has any deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

            (xvi) there are no transfer or other taxes imposed by the Commonwealth of Massachusetts on either the Company or Buyer by virtue of the Contemplated Transactions; or

            (xvii) no claim has been made by any Tax Authority that the Company or a Subsidiary is subject to Tax in a jurisdiction in which the Company or the respective Subsidiary is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

         (b) SCHEDULE 2.16 contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the Company or its Subsidiaries, (ii) a description of all past Tax Audits involving the Company or its Subsidiaries,
(iii) a list of all elections made by the Company or its Subsidiaries relating to Taxes, (iv) a description of the accounting methods employed by the Company and its Subsidiaries and any changes in such accounting methods that occurred during a year for which the statute of limitations remains open, (v) a schedule of the Company's and each Subsidiary's tax basis in its assets and the annual depreciation deductions for such assets over their remaining tax recovery period, (vi) a schedule of the amortization period and annual amortization deductions for each item subject to amortization and a description of the asset or other item that is subject to amortization (E.G., loan issuance costs),
(vii) a schedule of the tax basis of the Company in the stock of its Subsidiaries and of each Subsidiary in the stock of its Subsidiaries, (viii) a schedule of the tax attributes of the Company and each Subsidiary (including but not limited to net operating and capital losses and investment and alternative minimum tax credits) shown on a separate company basis, together with a description of all limitations to which such tax attributes are subject (E.G., Section 382 limitations or separate return limitation year restrictions) that can be carried forward to the Company's taxable year ending after [March 31, 1996]. Except as set forth in SCHEDULE 2.16, the Company and its Subsidiaries have retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

         (c) Except as set forth in SCHEDULE 2.16 and except for sales Taxes which result from the consummation of the Contemplated Transactions, the Company and its Subsidiaries have collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. The Company and its Subsidiaries have maintained and have in their possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date.

    SECTION 2.17  EMPLOYEE BENEFITS PLANS. (a)  Except as set forth on
SCHEDULE 2.17, neither Sellers, the Company or its Subsidiaries nor any Affiliate of Sellers or its Subsidiaries, nor the Business, nor any portion of the Business (all of the above hereinafter individually and collectively called the "ENTITY"), nor any other company or entity which together with the Entity constitutes a member of the Entity's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code (such group or groups hereinafter referred to individually and collectively as the "GROUP")), has at any time adopted or maintained, or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA), or (ii) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, officers, directors or consultants of the Entity or the Group, or for the benefit of any other person or persons) including, without limitation, arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Entity or the Group, or with respect to disability, relocation, child care, educational assistance, deferred compensation, pension, retirement, profit sharing, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance or other contribution, benefit or payment of any kind, or (iii) any employment, consulting, service or other contract of any kind whatsoever (all such employee benefit plans and other benefit plans, programs, contracts or arrangements and such employment, consulting, service or other Contracts hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)"). No Entity and no member of the Group is or has at any time been obligated to contribute to any Employee Benefit Plan subject to Title IV of ERISA. No Entity and no member of the Group has completely or partially withdrawn from any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (b) In addition, except as set forth in SCHEDULE 2.17 hereof, to the best knowledge of Sellers, (i) there have been no "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the Employee Benefit Plans; (ii) no Liability has been or is expected to be incurred by the Entity or any member of the Group under Title IV of ERISA with respect to any Employee Benefit Plan currently or formerly maintained by any of them; (iii) any and all amounts which the

Entity or any member of the Group are required to pay as contributions or otherwise to, or with respect to the Employee Benefit Plans have been timely made; (iv) no Employee Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and neither Entity nor any member of the Group has provided, or is required to provide, security to any Employee Benefit Plan which is subject to Title IV of ERISA or otherwise; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under each Employee Benefit Plan which is subject to Title IV of ERISA or otherwise, does not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit liabilities; (vi) each of the Employee Benefit Plans has been operated and administered in accordance with all applicable Laws; (vii) each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and continues to be so qualified; (viii) there are no pending, threatened or anticipated Claims involving any of the Employee Benefit Plans; (ix) the Entity and the Group have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA; (x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA has been required to be filed with respect to any Employee Benefit Plan; (ix) neither the Entity nor any member of the Group is a party to, or participates in, or has any Liability or contingent Liability with respect to any multiemployer plan; (xii) neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will accelerate benefits or any payments under any Employee Benefit Plan; and (xiii) neither the Entity nor any member of the Group has any commitment to create any additional Employee Benefit Plan, or to amend any Employee Benefit Plan so as to increase benefits thereunder.

         (c) SCHEDULE 2.17 identifies all Employee Benefit Plans covering current, former or retired employees, officers, directors and consultants of the Entity and the Group (the "ENTITY PLANS"). A true and correct copy of each of the Entity Plans (and all amendments thereto, whether currently effective or to become effective at a later date) listed on SCHEDULE 2.17 and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to Buyer. All Entity Plans have at all times been established and maintained in accordance with their terms. Each Entity Plan can be unilaterally terminated without penalty by Seller on no more than sixty (60) days' notice. In the case of any Entity Plan which is not in written form, an accurate description of such Entity Plan has been provided to Buyer. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and IRS determination letter and/or ruling with respect to each such Entity Plan, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Entity Plan has been provided to Buyer, and there have been no material changes in the financial condition in the respective Entity Plans (or other information provided hereunder) from that stated in such annual report, actuarial reports and schedule of assets.

    SECTION 2.18 EMPLOYEE-RELATED MATTERS. (a) SCHEDULE 2.18 contains a true and correct list of all directors, full-time employees and consultants of the Company and its Subsidiaries, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by the Company or such Subsidiary to each such person. SCHEDULE 2.18 also contains a description of all existing severance, accrued vacation policies or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included in SCHEDULE 2.17). Except as set forth on such Schedule, the employment or consulting arrangement of all such persons is, subject to applicable laws involving the wrongful termination of employees, terminable at will.

         (b) Except as set forth in SCHEDULE 2.18, (i) the Company and the Subsidiaries are not a party to any Contract with any labor organization or other representative of their employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Company or Sellers, threatened against the Company or any of the Subsidiaries; (iii) the Company and the Subsidiaries have not experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three years; (iv) no representation question has been raised respecting any of the Company's or any of the Subsidiaries' employees working within the past three years, nor, to the knowledge of the Company or Sellers, are there any campaigns being conducted to solicit authorization from the Company's employees or any of the Subsidiaries' employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's employees or any of the Subsidiaries' employees, is pending or, to the knowledge of the Company or Sellers, threatened against the Company or any of the Subsidiaries; (vi) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company and the Subsidiaries have paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

    SECTION 2.19 INSURANCE. SCHEDULE 2.19 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies ("the INSURANCE POLICIES") covering the Assets, the Business, operations, employees, officers and directors of the Company and the Subsidiaries and true and complete copies of all such Insurance Policies have been delivered to Buyer.
SCHEDULE 2.19 also sets forth (a) with respect to each Insurance Policy the applicable deductible amounts and any material limitations to coverage and (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to the Company or any Subsidiary by any insurer with respect to such Insurance Policies, copies of which have been delivered to Buyer. True and correct copies of all loss runs with respect to such period have been delivered to Buyer. Except as set forth in SCHEDULE 2.19, there is no Claim by the Company or any of the Subsidiaries pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. No premiums payable under all Insurance Policies are overdue and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The insurance in effect with respect to any Real Property is in an amount of the full replacement value of such Real Property, including the buildings and improvements thereon. Neither the Company nor Sellers know of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date.

    SECTION 2.20 COMPLIANCE WITH LAWS. Neither the Company nor any of the Subsidiaries is in violation in any material respect of any material order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS"), or any material law, statute, code, ordinance, rule, regulation or other requirement (collectively, "LAWS"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "GOVERNMENTAL BODIES") affecting its Assets or the Business.

    SECTION 2.21 PERMITS. The Company and the Subsidiaries have obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "PERMITS") including without limitation, all Permits relating to the Company's ownership and operation of the Race Track, and have made all required registrations and filings with, any Governmental Body that are material to the conduct of the Business. To the best knowledge of Sellers, all Permits material to the Business are listed on
SCHEDULE 2.21 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company or Sellers, threatened to revoke or limit any Permit.

    SECTION 2.22 ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE 2.22, to Sellers' best knowledge, there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by or on behalf of the Company or any Subsidiary (or, to the knowledge of the Company or Sellers, any predecessor in interest), or any Release at, on or under any Real Property by or on behalf of the Company or any Subsidiary, or, to the knowledge of the Company or Sellers, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; to the best of Sellers' knowledge, neither the Company, any Subsidiary nor Sellers has contaminated the soil, ground water or surface water of such Real Property, and to the knowledge of the Company or Sellers, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.

         (b) Except as disclosed in SCHEDULE 2.22, no portion of the Real Property has ever been used as a petroleum storage, refining or distribution facility or terminal, or a gasoline station by the Company, any Subsidiary, or any tenant or licensee of the Company, any Subsidiary or Sellers.



         (c) To Sellers' best knowledge, as to the ownership or operation of the Assets or the Business, neither the Company, the Subsidiaries nor Sellers have created, suffered or permitted, and have not received any written notice of
(i) any alleged violation with respect to any Environmental Law; or (ii) any prior, pending or threatened Regulatory Action or other Claim involving any such party or any present or former owner, lessee or operator of the Real Property.

         (d) (i) Except as disclosed in SCHEDULE 2.22, to Sellers' best knowledge, there are no incinerators, septic tanks, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipelines or pipes are in operation, closed or abandoned (the "TANKS") located, or to the knowledge of the Company or Sellers, which have been located, on, at or under the Real Property, (ii) all sewage from the Real Property is discharged into a public sanitary sewer system, and (iii) there has been no Release by or on behalf of the Company or any Subsidiary, or to the Company's or Sellers' knowledge, by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of Environmental Law. The Company has delivered to Buyer copies of all environmental reports and all other written materials held or controlled by or on behalf of it, the Subsidiaries or Sellers regarding the environmental matters set forth in this Section 2.22. Notwithstanding the foregoing, if the Real Property contains or contained any such Tanks, the Company and Sellers represent that, to the best of their knowledge, the Company and the Subsidiaries are in compliance in all material respects with all registration and other requirements of Environmental Law (including U.S.C. Section 6991, "Regulation of Underground Storage Tanks") regulating the existence, usage and removal thereof.

    SECTION 2.23 FINDERS; FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller, the Company or any of the Subsidiaries who might be entitled to any fee or commission from any Seller, the Company or any of the Subsidiaries upon consummation of the Contemplated Transactions.

    SECTION 2.24 DEPOSITARIES; POWERS OF ATTORNEY, ETC. SCHEDULE 2.24 sets forth (i) the name of each bank or similar entity in which the Company or any Subsidiary has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from the Company or each of the Subsidiaries and a description of the terms thereof.

    SECTION 2.25 TRANSACTION SHARES. Each Seller represents and warrants to Buyer that the Transaction Shares are being acquired by such Seller for its own account and not with a view to the distribution, resale or other transfer thereof, except in compliance with the Securities Act and applicable state securities laws. Each Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. Each Seller has
(i) reviewed carefully the Buyer Reports, (ii) such knowledge and experience in financial, tax and business matters so as to enable it to make an informed investment decision with respect to the Transaction Shares and (iii) overall commitments to investments which are not readily marketable as are reasonable in relation to such Seller's net worth.

    SECTION 2.26 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by or on behalf of the Company or any Seller pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Sellers that:

    SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Buyer is or, at the Closing, will be a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which Buyer is a party will have been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes or will at the Closing constitute, as the case may be, the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

    SECTION 3.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Buyer of this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Buyer; (ii) require Buyer to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except for compliance with the HSR Act and except as set forth in SCHEDULE 3.2 (the "BUYER REQUIRED CONSENTS");
(iii) if Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time); or permit the termination of, any material Contract to which Buyer is a party or by which Buyer or its assets may be bound or subject; or (iv) if Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, Buyer or upon its assets or business.

    SECTION 3.3 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

    SECTION 3.4 FINDERS; FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the Contemplated Transactions.


    SECTION 3.5 BUYER REPORTS. Buyer has delivered to Sellers true and correct copies of Buyer's Preliminary Prospectus dated November 21, 1996 (collectively, together with the Buyer Filings and disclosure statement, if any, provided to the Sellers pursuant to Section 4.13, the "BUYER REPORTS"). At the Closing Date, the Buyer Reports, taken as a whole, will not contain an untrue statement of material fact, nor omit to state a material fact necessary to make the statements made therein not misleading.

    SECTION 3.6 TRANSACTION SHARES. The Transaction Shares have been duly authorized by Buyer and, when issued to the Sellers at the Closing, will have been duly issued and will be fully paid and non-assessable shares of Buyer Stock.

    SECTION 3.7 FINANCING. Buyer acknowledges that, following the Closing, it will be required to pledge the Shares and the shares of capital stock of the Subsidiaries in favor of certain of Buyer's lenders.


                                      ARTICLE IV

                               COVENANTS AND AGREEMENTS

    SECTION 4.1 CONDUCT OF BUSINESS OF THE COMPANY. (a) From the date hereof through the Closing Date, the Company agrees, and agrees to cause each Subsidiary, and Sellers agree to cause the Company and each Subsidiary:

            (i) To conduct their operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact their present business organization and structure, to use reasonable efforts to keep available the services of their present officers, agents and full-time employees, to use reasonable efforts to preserve and maintain their Assets and the good will of the Business and to use reasonable efforts to preserve their relationships with customers and suppliers, and others having business dealings with them.

            (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all their material structures, equipment, rides and other tangible property in their present repair, order and condition, subject to ordinary wear and tear.

            (iii) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be included in any Schedule hereto.

            (iv) Not to incur any Company Debt, other than pursuant to the Revolving Credit Facility.

            (v) Not to redeem or purchase from the holders of the Preferred Stock any shares of Preferred Stock.

            (vi) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.11.

            (vii) Not to pay, discharge or satisfy any material Claim or Liability (including without limitation, Liabilities referred to in Section 1.2(d)(ii)-(iv), inclusive), other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice.



         (b) From the date hereof through the Closing Date, the Company and Sellers agree that the affairs of the Company and each Subsidiary will be conducted in such a manner so that the representations and warranties of the Company and Sellers contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

         (c) From the date hereof through the Closing Date, the Company and Sellers agree that the Company and its Subsidiaries will consult with Buyer prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any Contract and will not take any such action if Buyer objects thereto in writing.

    SECTION 4.2  CORPORATE EXAMINATIONS AND INVESTIGATIONS.   (a)  Prior to the
Closing Date, the Company and Sellers agree that Buyer shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "REPRESENTATIVES") to make such investigation of the Assets, the Business and operations of the Company and the Subsidiaries, and such examination of the books, records and financial condition of the Company and the Subsidiaries, as Buyer reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and the Company and Sellers shall, and shall cause the Subsidiaries to, cooperate fully therein. In that connection, the Company and Sellers shall make available to the Representatives of Buyer during such period, without however causing any unreasonable interruption in the operations of the Company or any Subsidiary, all such information and copies of such documents and records concerning the affairs of the Company and the Subsidiaries as such Representatives may reasonably request, shall permit the Representatives of Buyer access to the Assets of Company and the Subsidiaries and all parts thereof and to their respective employees, customers, suppliers, Contractors and others, and shall cause the Company's and the Subsidiaries' Representatives to cooperate fully in connection with such review and examination. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of either Seller or the Company contained in this Agreement.

    SECTION 4.3 ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing Date, as soon as available and in any event within fifteen (15) calendar days after the end of each monthly accounting period of the Company ending after the date of the most recent Interim Statement, the Company and Sellers shall furnish Buyer with an unaudited consolidated financial statement of the Company and its Subsidiaries for such month in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by the Company or any Subsidiary. No later than December 31, 1996, Sellers will deliver the audit report of KPMG (without qualification therein except with respect to defaults by the Company under certain loan agreements relating to the Company Debt) on the Interim Statements.

    SECTION 4.4 FILINGS AND AUTHORIZATIONS. The Company and Sellers, on the one hand, and Buyer, on the other, before or promptly after the execution and delivery of this Agreement, shall file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act in connection with the Contemplated Transactions and which are required by Law to effectuate the consummation of the Contemplated Transactions. The Company and Sellers, on the one hand, and Buyer, on the other, shall cooperate with each other in connection with such filings and furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith. The Company and Sellers, on the one hand, and Buyer, on the other, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them or to their respective Subsidiaries and Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which Buyer or Sellers, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.

    SECTION 4.5 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Sellers Required Consents and Buyer Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

    SECTION 4.6 NEGOTIATIONS WITH OTHERS. From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, the Company and Sellers agree that none of them, nor any Subsidiary, will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide information to any person (other than Buyer or any of its Representatives) in connection with an Acquisition Proposal; or (iii) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal. If any Seller, the Company, any Subsidiary or Representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, the Company and Sellers will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

    SECTION 4.7 NOTICES OF CERTAIN EVENTS. Prior to the Closing Date, each of the Company and Sellers, on the one hand, and Buyer, on the other, shall promptly notify the other of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

         (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

         (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a material violation or breach of any covenant of any party contained in this Agreement.

    SECTION 4.8 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the Company and Sellers, on the one hand, and Buyer, on the other, will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Buyer or Sellers as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

    SECTION 4.9 EXPENSES. Buyer and Sellers shall each pay 50% of the expenses incurred in connection with the title insurance (in an amount not to exceed the fair market value of the Real Property) and survey referred to in
Section 5.3(f). Buyer shall pay the filing fees incurred in connection with any filing under the HSR Act. Except as otherwise specifically provided in this Agreement, Buyer and Sellers shall bear their respective expenses, and Sellers will bear the expenses of the Company, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective Representatives.

    SECTION 4.10 TAX MATTERS. (a) Except as otherwise provided in Section 4.10(b), Sellers shall cause the Company and the Subsidiaries to (i) timely prepare and file with the appropriate Tax Authorities all Tax Returns required to be filed with respect to any taxable period of the Company or any of the Subsidiaries that ends on or before the Closing Date and (ii) pay (not later than the day before the Closing Date) to the appropriate Tax Authorities all Taxes shown on such Tax Returns. Unless otherwise required by the relevant Tax Authority or by applicable Laws, Sellers and Buyer agree to cause the Company and the

Subsidiaries (i) to file all Tax Returns on the basis that the taxable period that includes the Closing Date ends at the close of business on the Closing Date and (ii) to elect to file Tax Returns on that basis where such an election is available.

         (b) Buyer shall cause the Company to timely prepare and file with the appropriate Tax Authorities all income Tax Returns that are required to be filed by the Company or any of the Subsidiaries with respect to taxable year ending on March 31, 1997. To the extent that the Taxes shown as due on such Tax Returns shall exceed $25,000, Sellers shall pay forthwith the amount of such excess to the Company.

         (c) Except as otherwise provided in Section 4.10(b), all Taxes (other than taxes based on income) with respect to any taxable period of the Company or any Subsidiaries that includes but does not end on the Closing Date (a "Straddle Period") shall be apportioned as of the Closing Date and, at the Closing, Buyer or Sellers shall reimburse each other, as appropriate, for amounts payable pursuant to this sentence. Except as otherwise provided in
Section 4.10(b), Buyer shall cause the Company to timely prepare and file with the appropriate Tax Authorities all Tax Returns that are required to be filed with respect to any Straddle Period and Sellers shall forthwith deliver to the Company all Taxes allocable to periods ending on or prior to the Closing Date, except to the extent paid at the Closing pursuant to the first sentence of this
Section 4.10(c). For purposes of this Section 4.10(c), Taxes shall be allocated within a Straddle Period, between the period up to and including the Closing Date and the period beginning after the Closing Date, (i) in the case of Taxes that accrue over time, in proportion to the periods elapsed before and after the Closing Date, (ii) in the case of Taxes based on income, (x) in proportion to the federal taxable income in each such period or (y) if federal taxable income for either period is zero or less, only to the portion of the Straddle Period for which there is positive federal taxable income, and (iii) in the case of all other Taxes, in a manner reasonably acceptable to Buyer and Carroll. The provisions of this Section 4.10(c) shall be subject to the obligation of Buyer under Section 5.2(d) with respect to Net Operating Expenses.

         (d) Amounts payable pursuant to Section 4.10(b) or (e), and refunds or credits of the Taxes with respect to which such amounts were determined, shall be treated for Tax and financial reporting purposes by Buyer, Sellers, the Company and the Subsidiaries as an adjustment of the Purchase Price.

         (e) Refunds or credits of Taxes that were paid by the Company or any of the Subsidiaries with respect to any periods shall be for the account of the Company.


         (f) Sellers, the Company, each Subsidiary and Buyer shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Buyer recognizes that Sellers and their Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company and the Subsidiaries that pertain to events occurring prior to the Closing Date. Buyer therefore agrees to cause the Company and each of the

Subsidiaries to allow Sellers and their Representatives, at times and dates reasonably acceptable to the Company, to inspect, review and make copies of such records as Sellers and the Company deem necessary or appropriate, PROVIDED such activities are conducted during normal business hours on reasonable advance notice.

    SECTION 4.11 CERTAIN RENEWALS. With respect to each Permit which may expire prior to the Closing Date or within sixty days thereafter, the Company shall (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit and all authorizations or approvals of NASCAR relating to the operation of the Race Track (the "APPLICATIONS"), (ii) deliver to Buyer true and complete copies of such Applications, (iii) diligently prosecute such Applications to conclusion, and (iv) cooperate fully with all Governmental Bodies in the processing of such Applications.

    SECTION 4.12 COVENANT NOT-TO-COMPETE. During the period commencing on the Closing Date and ending five years thereafter (the "TERM"):

         (a) In order to preserve the Business and goodwill of the Company, Carroll agrees that he will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person engaged in the ownership, operation and/or management of any recreational park, amusement park, theme park, water park, video arcade, family amusement or entertainment center or automobile racing facility located within the Territory. The foregoing provisions shall not, however, prohibit the ownership by Carroll of not more than two percent (2%) of any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market which engages in any of such businesses. For the purposes of this Agreement, "TERRITORY" shall mean any area within a 250 mile radius of the Park.

         (b) Carroll agrees that he will not, directly or indirectly, during the Term, for his own benefit or for the benefit of any other person solicit the professional services of any Representative, agent or consultant of any Affiliate of Buyer or otherwise interfere with the relationship between Buyer or any Affiliate and any of such persons.

         (c) After the Closing, Sellers will not, and will use their best efforts to cause Sellers' Representatives not to, directly or indirectly, use, disclose or make available to anyone (other than Buyer) any confidential information concerning the ownership and/or operation of the Park (the "CONFIDENTIAL INFORMATION"). The Confidential Information includes, without limitation, the business practices, financial information, customer and prospective customers names, leads and account information, suppliers and prospective suppliers names, leads and account information, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information of Sellers pertaining to the Park.


         (d) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to Buyer, and Buyer shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining Sellers and/or Sellers' Representatives from doing or continuing to do any such act or any other violations or threatened violations of this Section 4.12.

         (e)       If one or more of the provisions contained in this
Section 4.12 (or any portion of any such provision) shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section (or any portion of any such provision), but this Section shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had not been contained in this Agreement. If, for any reason, any of the restrictions or covenants contained in this Section 4.12 is finally held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be determined to be null, void or of no effect, but to the extent it is or would be valid or enforceable under applicable Law, it shall be construed and interpreted to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Section) as shall be valid and enforceable under such applicable Law.

    SECTION 4.13 BUYER FILINGS. During the period prior to the Closing Date, Buyer shall deliver to Sellers, promptly after the filing thereof, a true and correct copy of each report, information statement or other document ("BUYER FILINGS") filed by Buyer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Prior to the Closing Date, Buyer
(i) will provide Sellers with a reasonable opportunity to ask questions and receive answers from Representatives of Buyer concerning their purchase of the Transaction Shares, and (ii) may, in its discretion, provide to each Seller a disclosure statement containing such information as Buyer shall deem necessary to comply with the representation and warranty contained in the last sentence of
Section 3.5.

    SECTION 4.14 NO SECTION 338 ELECTION. Buyer shall not make an election under Section 338 of the Code in connection with the Contemplated Transactions.

    SECTION 4.15 TRANSFER AND DISCHARGE. Prior to the Closing Date, Carroll shall transfer to the Company all of Carroll's right, title and interest in and to the rides known as "Slingshot" and "Sea Dragon," free and clear of any Liens and, as full consideration for such transfer, the Company shall release and discharge Carroll from his indebtedness on the date hereof in favor of the Company in a principal amount not in excess of $66,000.

                                      ARTICLE V

                                CONDITIONS TO CLOSING

    SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of Sellers and Buyer to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:


         (a) HSR ACT. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired.

         (b) NO INJUNCTION. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

    SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligations of Sellers and the Company hereunder to consummate the Contemplated Transactions are subject, at the option of Sellers, to the fulfillment prior to or at the Closing of each of the following further conditions:

         (a) PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

         (c)       PURCHASE PRICE. (i)  Buyer shall have paid the Closing
Payments;

            (ii) Buyer shall have delivered the Escrow Funds to the Escrow Agent; and

            (iii) Buyer shall have delivered to Sellers (i) certificates representing the Transaction Shares which each Seller is entitled to receive, registered in the name of such Seller and (2) executed copies of the Registration Rights Agreement;

            (iv) Buyer shall have delivered to Sellers immediately available funds equal to the Net Proceeds LESS the product obtained by multiplying (i) the number of shares of Transaction Shares, BY (ii) the Average Closing Price; and

            (v) Buyer shall have delivered to Sellers releases of the guarantees of Carroll listed on SCHEDULE 5.2(C)(V) or shall have delivered to Sellers Buyer's indemnification of Carroll with respect to such guarantees.

         (d) NET OPERATING EXPENSES. Buyer shall have paid to the Company (for application toward the Closing Payments) an amount in immediately available funds equal to the Net Operating Expenses of the Business for each calendar month (or portion thereof) during the period (the "PERIOD") commencing November 1, 1996 through the Closing Date, PROVIDED that Buyer shall not be obligated to pay pursuant to this Section with respect to any calendar month during the Period an amount in excess of $500,000 (or, in the case of any portion of a month during such Period, an amount in excess of the product obtained by multiplying $500,000 by a fraction, the numerator of which shall be the number of days elapsed during such portion of such month and the denominator shall be equal to the number of days during such month).

         (e) BUYER REQUIRED CONSENTS. All Buyer Required Consents shall have been obtained.

         (f) DOCUMENTATION. There shall have been delivered to Sellers the following:

            (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Buyer confirming the matters set forth in Section 5.2(a) and (b) hereof.

            (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its certificate of incorporation and all amendments if any thereto as of the date thereof;
(B) is a true and correct copy of its by-laws as of the date thereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by Buyer pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

            (iii) Evidence of the good standing and corporate existence of Buyer reasonably requested by Sellers.

            (iv) A signed opinion of Buyer's counsel, dated the Closing Date and addressed to Sellers, in a form reasonably acceptable to Sellers.

            (v)    Copies of all Buyer Required Consents.

            (vi)   An executed copy of the Escrow Agreement.

    SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF BUYER. All obligations of Buyer to consummate the Contemplated Transactions hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

         (a) PERFORMANCE. Each of the Company and Sellers shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Company and each Seller contained in this Agreement and in any certificate or other writing delivered by the Company or such Seller pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

         (c) ENVIRONMENTAL MATTERS. Buyer shall have received an environmental report from an environmental consultant reasonably acceptable to Sellers on the Real Property demonstrating that the representations and warranties in Article II with respect to environmental matters are accurate in all material respect.

         (d) SELLERS REQUIRED CONSENTS. All Sellers Required Consents shall have been obtained.

         (e) LIENS. All Liens on the Assets or Real Property (other than Permitted Liens) shall have been released and discharged in form and substance acceptable to Buyer.

         (f)       SURVEY AND TITLE INSURANCE.  Buyer shall have procured
(i) title insurance with respect to the Real Property (including easements, rights-of-way, conditions and restrictions of record), which insurance shall be subject only to Permitted Liens and such exceptions as are customary on the ALTA standard title insurance form or which are specifically agreed to by Buyer, from a title insurance company reasonably satisfactory to Sellers in an amount reasonably satisfactory to Buyer; and (ii) a recent survey, by a licensed surveyor selected by Buyer, of the Real Property, showing the boundaries, monuments, easements and rights-of-way of record, improvements and encroachments, if any, and otherwise complying with ALTA-ASCM Land Title Survey requirements. Sellers shall have delivered to such title insurance company all agreements, instruments and documents reasonably required by it to issue the title insurance referred to above.

         (g) RELEASES. Sellers and all Affiliates of Sellers shall have delivered to Buyer executed copies of releases in favor of the Company and each Subsidiary substantially in the form of EXHIBIT 5.3A hereto and all Contracts between the Company or any Subsidiary and either Seller or any such Affiliate shall have been terminated as of the Closing Date.

         (h)       DAMAGE.   There shall not have occurred since the date of
execution of this Agreement, any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking materially adversely affecting the Business.

         (i) PREFERRED STOCK CERTIFICATES; EVIDENCE OF CLOSING LIABILITIES. The holders of the Preferred Stock shall have delivered to the Buyer certificates representing the Preferred Stock in suitable form for transfer by delivery and the other recipients of the

Closing Payments shall have delivered to Buyer all notes and other evidence of the Liabilities discharged thereby.

         (j) CLAIMS. Subsequent to the date of this Agreement, there shall not have arisen any Claims (other than Claims the substance of which is disclosed on a Schedule to this Agreement) (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), asserted or threatened against or involving the Company, any of the Subsidiaries or any of their respective Assets or the Business, other than Claims that, individually or in the aggregate, together with all other Claims existing or threatened on the Closing Date, could not reasonably be expected to have a material adverse effect on the Condition of the Business. There shall exist no fact, event or circumstance on the Closing Date known to the Company or Sellers that could give rise to any Claim (other than Claims the substance of which is disclosed on a Schedule to this Agreement) that, if pending or threatened on the Closing Date, could individually or in the aggregate, together with all other Claims existing or threatened on such date, reasonably be expected to have a material adverse effect on the Condition of the Business.

         (k) NO PROCEEDING OR LITIGATION. No Claim instituted by any person (other than Buyer or its Affiliates), shall have been commenced or be pending against Sellers or any of their Affiliates, officers or directors, which Claim (i) seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the Contemplated Transactions and (ii) could, in the reasonable opinion of the Buyer, (x) result in a material adverse effect in the Condition of the Business or (y) delay or otherwise affect, in a manner adverse to Buyer, the Contemplated Transactions.

         (l) DOCUMENTATION. There shall have been delivered to Buyer the following:

            (i) A certificate dated the Closing Date, of the Company and each Seller, confirming the matters set forth in Sections 5.3(a) and (b).

            (ii) Certificate, dated the Closing Date, of the Clerk or Assistant Clerk of the general partner (the "GENERAL PARTNER") of the Partnership certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Limited Partnership Agreement (or comparable instruments) of the Partnership and all amendments, if any, thereto as of the date thereof; (B) is a true copy of the resolutions of the board of directors of the General Partner authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by the Partnership pursuant hereto; and (C) are the names and signatures of the duly elected or appointed officers of such General Partner who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

            (iii) A certificate, dated the Closing Date, of the Clerk or Assistant Clerk of the Company certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the certificate of incorporation and by-laws (or comparable instruments) of the Company and each of its Subsidiaries and all amendments, if any, thereto as of the date thereof; (B) is a true copy of all corporate actions taken by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, and the Contemplated Transactions; and (C) are the names of the directors and officers of the Company and each of the Subsidiaries.

            (iv) Evidence of the good standing and corporate existence of the Company and the Subsidiaries reasonably requested by Buyer.

            (v) A signed opinion of the Company's and Sellers' counsel, dated the Closing Date, addressed to Buyer, in a form reasonably acceptable to Buyer.

            (vi)   Copies of all Sellers Required Consents and material
Permits.

            (vii)  An executed copy of the Escrow Agreement.

            (viii) An executed copy of the Registration Rights Agreement executed by each Seller.

            (ix) Possession and control of the Assets of the Company and its Subsidiaries (including all corporate books, seals, bank accounts, records and documents).

            (x) The resignations, dated on or before the Closing Date, of each director of the Company and each Subsidiary.


                                      ARTICLE VI

                                   INDEMNIFICATION

    SECTION 6.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
(a) Notwithstanding any right of Buyer fully to investigate the affairs of the Company and its Subsidiaries and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and Sellers contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing.
All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Company and Sellers contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement (other than the representations and warranties in Section 2.2 which shall terminate and expire upon expiration of the applicable statute of limitations) shall terminate and expire 18 months after the Closing Date; PROVIDED, HOWEVER, that the liability of Sellers shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Sellers have been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this
Section 6.1(a) and PROVIDED, FURTHER, that the termination of any such representation and warranty shall not affect the ability of Buyer to seek indemnification under Sections 6.2(iii) below.

         (b) All representations and warranties of Buyer shall terminate and expire 18 months after the Closing Date; PROVIDED, HOWEVER, that the liability of Buyer shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Buyer has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b).

    SECTION 6.2 OBLIGATION OF SELLERS TO INDEMNIFY. Each Seller, jointly and severally, agrees to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "LOSSES") suffered or incurred by Buyer, the Company, any Subsidiary or any of the foregoing persons arising out of (i) any breach of the representations and warranties of the Company or Sellers contained in this Agreement or in the Schedules or any Transaction Document; (ii) any breach of the covenants and agreements of the Company or Sellers contained in this Agreement or in the Schedules or any Transaction Document; or (iii) any Retained Liabilities.

    SECTION 6.3 OBLIGATION OF BUYER TO INDEMNIFY. Buyer agrees to indemnify, defend and hold harmless each Seller (and any director, officer, employee, Affiliate or successors and assigns of any thereof) from and against any Losses suffered or incurred by either Seller or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Buyer or of the covenants and agreements of Buyer contained in this Agreement or in the Schedules or any Transaction Document; or (ii) any Assumed Liabilities.

    SECTION 6.4  NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.
(a) Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "CLAIMS NOTICE") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the

Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, PROVIDED that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor. At any time an Asserted Liability shall be pending, the Indemnifying Party and Indemnitee will consult with each other with respect thereto no less frequently than monthly. Without limiting the generality of the foregoing, Sellers shall defend, at their expense, the Freeman Claim, and Sellers shall retain final decision making authority with respect to all aspects of the Freeman Claim including, but not limited to, defense strategy, settlement, compromise and adjudication of the matter.

    SECTION 6.5 LIMITS ON INDEMNIFICATION. (a) Buyer's remedies with respect to Losses specified in Section 6.2 shall be satisfied first by the assertion of its rights under the Escrow Agreement in respect of the Indemnification Funds; PROVIDED, HOWEVER, that if (A) the aggregate amount of such Losses shall be in excess of the amount of the Indemnification Funds or (B) any Losses shall arise after termination or expiration of the Escrow Agreement with respect to which Buyer is entitled to indemnification pursuant to Section 6.2(ii) or (iii), then Sellers shall be obligated to indemnify Buyer in respect of all such Losses not satisfied by delivery to Buyer of Indemnification Funds to the extent provided in this Article VI. Notwithstanding the foregoing, (i) the aggregate amount of Losses under Section 6.2(i) as to which Buyer shall be entitled to indemnification hereunder shall not exceed an amount equal to the Indemnification Funds; (ii) the aggregate amount of all Losses under Sections 6.2(ii) and (iii), other than Losses in respect of the Freeman Claim, as to which Buyer shall be entitled to indemnification hereunder, shall not exceed $2,500,000; and (iii) Sellers' liability for indemnification hereunder with respect to all Losses (including the Freeman Claim) shall not exceed $10,000,000.

         (b) Sellers shall not have any obligation to indemnify Buyer pursuant to Section 6.2(i) or (iii) hereof with respect to any Losses specified therein unless and until Buyer shall have incurred Losses under Section 6.2 in an aggregate amount in excess of $100,000 in which event Buyer shall be entitled to be indemnified for all of its Losses subject to the provisions of Section 6.5(a) above. As used in this Agreement, "Losses" shall be determined after giving effect to the receipt by the Indemnitee of any insurance proceeds relating to such Loss.

    SECTION 6.6 ADJUSTMENT. It is the intent of the parties that any amounts paid under Sections 6.2 or 6.3 shall represent an adjustment of the Purchase Price and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Section 6.2 or 6.3 hereof would be treated by any Tax Authority as other than a Purchase Price adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-Tax basis.

    SECTION 6.7 EXCLUSIVE REMEDY. Except as otherwise explicitly provided in this Agreement, the parties agree that the indemnification provisions of this
Article VI shall constitute the parties' sole and exclusive remedies in respect of this Agreement and the Contemplated Transactions (other than Claims in the nature of fraud).


                                     ARTICLE VII

                          SPECIFIC PERFORMANCE; TERMINATION

    SECTION 7.1 SPECIFIC PERFORMANCE. Sellers acknowledge and agree that, if Sellers fail to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) or (e) of Section 7.2 below, Buyer will not have adequate remedies at law with respect to such breach and that, in such event, Buyer shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of Sellers' obligations under this Agreement. Sellers specifically affirm the appropriateness of such injunctive or other equitable relief in any such action.

    SECTION 7.2 TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

         (a)       By mutual written consent of Sellers and Buyer;

         (b) By Sellers if (i) there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Sellers; (ii) Buyer has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Sellers; or (iii) any condition to Sellers' obligations hereunder becomes incapable of fulfillment through no fault of Sellers and is not waived by Sellers, PROVIDED that, on the date of termination, all conditions to Buyer's obligations specified in Sections 5.3(a),
(b), (c), (d), (f), (g), (h), (i) (j), (k) and (l) shall have been satisfied and Sellers shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

         (c) By Buyer, if (i) there has been a material misrepresentation or breach of warranty on the part of the Company or Sellers in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Buyer; (ii) the Company or either Seller has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Buyer; or
(iii) any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer, PROVIDED that, on the date of termination, all conditions to Sellers' obligations hereunder specified in Sections 5.2(a), (b) and (e) shall have been satisfied and Buyer shall then be otherwise ready, willing and able to proceed with the Closing hereunder;

         (d) By Sellers or by Buyer, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining the Company, any Seller or Buyer from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable; and

         (e) By either Sellers or Buyer if the Closing shall not have occurred on or prior to April 30, 1997, PROVIDED that (i) if so terminated by Sellers, the conditions specified in the proviso of Section 7.2(b) shall have been satisfied on the date of termination and Sellers shall be then otherwise ready, willing and able to proceed with the Closing, or (ii) if so terminated by Buyer, the conditions specified in the proviso of Section 7.2(c) shall have been satisfied on the date of termination and Buyer shall be then otherwise ready, willing and able to proceed with the Closing.

    SECTION 7.3 EFFECT OF TERMINATION; RIGHT TO PROCEED. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of any material covenant and agreement imposed upon it hereunder; (ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder; and (iii) that the agreements contained in Sections 4.8 and 4.9 shall survive the termination hereof. In addition, in the event of a termination by Sellers under Sections 7.2(b) or 7.2(e), Sellers shall be entitled, in addition to any other remedies at law or in equity, to the receipt of the Deposit as provided in the Deposit Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

                                     ARTICLE VIII

                                    MISCELLANEOUS

    SECTION 8.1 NOTICES. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

            (i)    If to Buyer, one copy to:

                   Premier Parks Inc.
                   122 East 42nd Street, 49th Floor
                   New York, New York  10168
                   Telecopier:  (212) 949-6203
                   Attn: Kieran E. Burke, Chairman and CEO

                   with a copy to:

                   Baer Marks & Upham LLP
                   805 Third Avenue
                   New York, New York  10022
                   Telecopier:  (212) 702-5810
                   Attn:  James M. Coughlin, Esq.

            (ii)   If to the Company, one copy to:

                   Stuart Amusement Company
                   1623 Main Street
                   Agawam, Massachusetts  01001
                   Telecopier:  (413)
                   Attention: Edward J. Carroll, Jr., President

                   with a copy to:

                   Gary E. Martinelli & Associates, P.C.
                   1500 Main Street
                   Springfield, Massachusetts  01115
                   Telecopier: (413) 747-3928
                   Attn: Gary E. Martinelli, Esq.

            (iii)  If to Sellers, one copy to:

                   Edward J. Carroll, Jr.
                   120 Rugby Road
                   Longmeadow, Massachusetts  01106
                   with a copy to:

                   Gary E. Martinelli & Associates, P.C.
                   1500 Main Street
                   Springfield, Massachusetts  01115
                   Telecopier: (413) 747-3928
                   Attn: Gary E. Martinelli, Esq.

         (b)       Each such notice or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission); or
(ii) if given by any other means, when delivered at the address specified in
Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

    SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

    SECTION 8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Sellers, the Company and Buyer. The provisions hereof may be waived in writing by the party to be charged therewith. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

    SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

    SECTION 8.5 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of Buyer (in the case of assignment by either Seller) or Sellers (in the case of assignment by Buyer) and any purported assignment, unless so consented to, shall be void and without effect; PROVIDED, HOWEVER, without obtaining such consent, Buyer may assign its rights hereunder to any of its Affiliates. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

    SECTION 8.6 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

    SECTION 8.7 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

    SECTION 8.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    SECTION 8.9 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

    SECTION 8.10 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, upon the request of Buyer, Sellers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Sellers and Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 8.10. In addition, at the cost of Buyer, Sellers will, at any time and from time to time after the Closing Date, cooperate with Buyer in obtaining all financial information regarding the Company and its Subsidiaries for periods prior to the Closing Date required to be filed or made publicly available by Buyer under the federal securities laws.


                                      ARTICLE IX

                                     DEFINITIONS

    SECTION 9.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

    "ACQUISITION PROPOSAL" shall mean any proposal involving, directly or indirectly, (i) the acquisition of, or merger or other business combination involving the Company or any Subsidiary, (ii) the sale or other transfer of any capital stock of the

Company or any of its Subsidiaries, (iii) the sale, lease, transfer or management of the Business, (iv) the sale or other transfer of any Assets (except in the ordinary course) and (v) any other transaction inconsistent with the Contemplated Transaction or which would render any of them impossible or impracticable to consummate.

    "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

    "AGREEMENT" or "THIS AGREEMENT" shall mean, and the words "HEREIN", "HEREOF" and "HEREUNDER" and words of similar import shall refer to, this agreement as it from time to time may be amended.

    "ASSETS" shall mean properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

    "ASSUMED LIABILITIES" shall mean the Liabilities and obligations referred to in clauses (x) and (y) of the second sentence of the definition of "Retained Liabilities" and Liabilities of the Company and its Subsidiaries arising on and after the Closing under Contracts disclosed on any Schedule.

    The term "AUDIT" or "AUDITED" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

    "AVERAGE CLOSING PRICE" shall mean the numerical average of the closing sales price (regular way) per shares of Buyer Stock (or, in case no such reported sales takes place on such day the average of the closing bid and asked prices) on the Nasdaq National Market System, for each of the five Trading Days ending two Trading Days prior to the Closing Date.

    "BUSINESS" shall mean the ownership and operation of the Assets comprising the business operations of Riverside Amusement Park and the Race Track.

    "BUYER STOCK" shall mean the shares of Common Stock, par value $.05 per share, of Buyer as the same exist on the date hereof.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMPANY DEBT" shall mean (i) money borrowed by the Company or any Subsidiary from any person; (ii) any indebtedness of the Company or any Subsidiary arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of the Company or any Subsidiary arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business);

and (iv) any Liability of the Company or any Subsidiary under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

    "CONDITION OF BUSINESS" shall mean the financial condition, prospects or the results of operations of the Business, the Assets of the Company and its Subsidiaries, taken as a whole.

    "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

    The term "CONTROL", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

    "ENVIRONMENTAL LAWS" shall mean any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

    "ENVIRONMENTAL LIABILITIES" shall mean any Liabilities, obligations, responsibilities, obligations to conduct remedial actions, losses, damages, punitive damages, consequential damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies), fines, penalties, and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present, or future, resulting from any claim or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, common law, criminal or civil statute, including any Environmental Law, arising from environmental, health or safety conditions at the Park or the manufacture, refining, storage, disposal or treatment of Hazardous Substances by or on behalf of Seller (or any predecessor in interest), in each case, on or prior to the Closing Date.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCLUDED TAX LIABILITIES" shall mean any and all Liabilities for Taxes (other than Tax Liabilities arising out of the Contemplated Transactions that are payable by Buyer hereunder and the income Tax Liabilities referred to in
Section 4.10(b) up to $25,000) that are payable by Sellers or the Company or any Subsidiary pursuant to the terms of this

Agreement or pursuant to Law arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

    "FREEMAN CLAIM" shall mean the Claim of Robert Freeman and Robert Freeman Associates set forth in the complaint filed in the Hampden County Superior Court, Civil Action No. 95-1446 and any other Claim made by either such person against Sellers, the Company or any Subsidiary arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

    "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

    "HAZARDOUS SUBSTANCES" shall mean any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "INVENTORY" shall mean, as of any date, collectively, all inventories of prize materials, food, beverages (alcoholic and nonalcoholic), merchandise, and other products owned by the Company and its Subsidiaries and held for resale or for distribution, together with packaging and samples thereof, operating supplies and spare or maintenance parts owned by the Company and its Subsidiaries as of such date.

    "IRS" shall mean the Internal Revenue Service.

    The term "KNOWLEDGE" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "KNOWS" has a correlative meaning.

    "LIABILITY" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

    "LIEN" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

    "LIMITED PARTNERSHIP AGREEMENT" shall mean The Carroll Family Limited Partnership Agreement dated May 25, 1994.

    "LITIGATION CLAIMS" shall mean any and all Claims against the Company, any Subsidiary, any of their respective Assets or the Business, whether asserted prior to or after the Closing Date, arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date (other than Claims arising out of trade or other payables existing on the Closing Date incurred in the ordinary course of the Business).

    "NET OPERATING EXPENSES" for any calendar month or portion thereof shall mean the excess of (A) all expenses of the Business that are paid and incurred during such month or portion thereof in the ordinary course of Business, consistent with past practice and under GAAP would be classified as operating expenses, other than (i) principal and interest on Company Debt, (ii) any Liability or obligation of the type reflected on EXHIBIT 1.2(D) or (iii) any expenses incurred in connection with Excluded Litigation Claims over (B) all cash receipts of the Business for such month or portion thereof.

    "1933 ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.


    The term "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

    "RACE TRACK" shall mean the quarter-mile auto race track located in the Company's premises in Agawam, Massachusetts.

    "RECEIVABLES" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company and its Subsidiaries arising in the ordinary course of the Business.

    "REGULATORY ACTIONS" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

    "RELEASE" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

    "REPORTABLE EVENT" shall mean any of the events described in Sections 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

    "RETAINED LIABILITIES" shall mean Liabilities of the Company or any Subsidiary for (a) Litigation Claims to the extent that the aggregate Losses of the Company and its Subsidiaries subsequent to the date hereof with respect to all such Claims exceed the amount specified in Exhibit 1.2(d) under the caption "Litigation accruals" (collectively, the "EXCLUDED LITIGATION CLAIMS"); (b) Excluded Tax Liabilities; (c) other Liabilities of the Company or any Subsidiary existing on the Closing Date, excluding Liabilities listed on Exhibit 1.2(d) and Operating Expenses payable by Buyer hereunder; and (d) the Freeman Claim. Retained Liabilities do not include (w) Environmental Liabilities, (x) Liabilities for federal and state income Taxes, including alternative minimum Taxes, for the fiscal year ending March 31, 1997 to the extent equal to or less than $25,000, and (y) Net Operating Expenses payable by Buyer hereunder.

    "REVOLVING CREDIT FACILITY" shall mean the credit facility made available pursuant to a loan and security agreement dated June 18, 1992, as amended, among Riverside Park Enterprises, Inc. and MultiBank West (now The First National Bank of Boston).

    "SUBSIDIARY" of the Company shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by the Company. Without limiting the generality of the foregoing, the term Subsidiaries includes (i) Riverside Park Enterprises, Inc. and (ii) Riverside Park Food Services, Inc.


    "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall mean (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax, in either case, with respect to the Company, any Subsidiary, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company or any Subsidiary being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and
(iii) any liability of the Company, or any Subsidiary for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

    "TAX RETURN" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

    "TERM NOTE" shall mean the term note dated June 18, 1992, as amended, made by Riverside Park Enterprises, Inc., payable to the order of MultiBank West (now The First National Bank of Boston), in initial principal amount of $4,000,000.

    "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

    The term "VOTING POWER" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

         (b) The following terms are defined in the following sections of this Agreement:

    TERM                                                        SECTION

    Annual Statements                                           2.7(a)
    Asserted Liability                                          6.4(a)
    Buyer                                                       Recital
    Buyer Filings                                               4.13
    Buyer Reports                                               3.5
    Carroll                                                     Recital
    Claims                                                      2.15
    Claims Notice                                               6.4(a)
    Class A Stock                                               Recital
    Class B Stock                                               Recital
    Closing                                                     1.3
    Closing Date                                                1.3
    Closing Payments                                            1.2(d)
    Common Stock                                                Recital
    Company                                                     Recital
    Contemplated Transactions                                   2.3
    Deposit                                                     1.2(b)
    Deposit Agent                                               1.2(b)
    Employee Benefit Plan                                       2.17(a)
    Entity                                                      2.17(a)
    Entity Plans                                                2.17(c)
    ERISA Affiliate                                             2.17(a)
    ERISA Plan                                                  2.17(a)
    Escrow Agent                                                1.2(c)

    Escrow Agreement                                            1.2(c)
    Escrow Funds                                                1.2(c)
    General Partner                                             5.3(m)
    Governmental Bodies                                         2.20
    Indemnification Funds                                       1.2(c)
    Indemnifying Party                                          6.4(a)
    Indemnitee                                                  6.4(a)
    Insurance Policies                                          2.19
    Intellectual Property Rights                                2.14
    Interim Statements                                          2.7(a)
    KPMG                                                        2.7(a)
    Latest Balance Sheet                                        2.8
    Latest Balance Sheet Date                                   2.8
    Laws                                                        2.20
    Liability Payment                                           1.2(d)
    Losses                                                      6.2
    Net Proceeds                                                1.2(d)
    Orders                                                      2.20
    Park                                                        2.7(b)
    Period                                                      5.2(d)
    Permits                                                     2.21
    Permitted Liens                                             2.12(a)
    Preferred Stock                                             Recital
    Preferred Stock Payment                                     1.2(d)
    Real Property                                               2.12(a)
    Registration Rights Agreement                               1.2(e)
    Registration Statement                                      1.2(e)
    Representatives                                             4.2
    Revolving Credit Payment                                    1.2(d)
    Securities Act                                              1.2(e)
    Sellers                                                     Recital
    Sellers Required Consents                                   2.4
    Shares                                                      Recital
    Straddle Period                                             4.10(c)
    Tax Audit                                                   2.16(a)
    Tax Deficiency                                              2.16(a)
    Term Note Payment                                           1.2(d)
    The Carol Family Limited Partnership                        Recital
    Transaction Shares                                          1.2(e)

    SECTION 9.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date set forth above.


                                       PREMIER PARKS INC.


                                       By:
                                          --------------------------
                                            Kieran E. Burke
                                            Chairman of the Board and
                                            Chief Executive Officer

                                       STUART AMUSEMENT COMPANY


                                       By:-------------------------------------
                                            Edward J. Carroll, Jr.
                                            President



                                       THE CARROLL FAMILY LIMITED
                                         PARTNERSHIP

                                         By:  EJC Corp., sole general partner



                                         By:
                                            -----------------------------------
                                             Edward J. Carroll, Jr., President



                                       ----------------------------------------
                                       Edward J. Carroll, Jr.